As filed with the Securities and Exchange Commission on May 3, 2006

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

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eResearchTechnology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	22-3264604
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 South 17th Street Philadelphia, Pennsylvania (Address of Principal Executive Offices)	19103 (Zip Code)

eResearchTechnology, Inc.
2003 Stock Option Plan
(Full title of plan)

______________________
Joel Morganroth, M.D.
Chairman of the Board and
Chief Scientific Officer
eResearchTechnology, Inc.
30 South 17th Street
Philadelphia, Pennsylvania 19103
(215) 972-0420
(Name, address and telephone number of agent for service)

____________________
Copy to:
Thomas G. Spencer, Esquire
Duane Morris LLP
30 South 17th Street
Philadelphia, Pennsylvania 19103-7396

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, par value $.01	3,500,000 shares	$11.095	$38,832,500	$4,156

(1)	This registration statement registers an additional 3,500,000 shares to be offered and sold under the eResearchTechnology, Inc. 2003 Stock Option Plan (the “Plan”). This registration statement also registers such additional shares as may be required to be issued under the Plan in the event of any future stock dividend, reverse stock split, split-up, reclassification and/or other similar event.

(2)	Pursuant to paragraph (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed on the basis of $11.095 per share, the average of the high and low sales prices of the Common Stock of the Company on the Nasdaq National Market System on May 1, 2006, which is a day on which the Common Stock traded that is within five business days prior to the date of filing.

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Introductory statement pursuant to general instruction E to form s-8

     The shares being registered hereunder constitute an additional 3,500,000 shares of Common Stock of eResearchTechnology, Inc. (the “Company”) for issuance under the Company’s 2003 Stock Option Plan (the “Plan”). On July 23, 2003, the Company registered 1,700,000 shares of Common Stock for offer and sale under the Plan under the Securities Act of 1933 on Registration Statement No. 333-107272 on Form S-8, which registration statement also registered additional shares of Common Stock issuable under the Plan in the event of any future stock dividend, reverse stock split, split-up, declassification and/or other similar event, such that, as a result of stock dividends subsequently declared and paid by the Company, such registration statement registered a total of 3,818,625 shares as of the date hereof. Pursuant to General Instruction E to Form S-8, with respect to the registration of additional securities hereunder for issuance under the Plan, the contents of the Company’s Registration Statement No. 333-107272 are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

     The following material is incorporated herein by reference:

(a) The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2005 as filed with the Securities and Exchange Commission (the “Commission”) on March 10, 2006.

(b) The Company’s Current Reports on Form 8-K as filed with the Commission on January 24, 2006, February 8, 2006 and April 26, 2006.

(c) The description of the Company’s Common Stock set forth in the Company’s Registration Statement on Form S-1 filed with the Commission, File No. 333-17001, declared effective by the Commission on February 3, 1997.

     All reports or other documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement, in each case filed by the Company prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.     Exhibits.

4	eResearchTechnology, Inc. 2003 Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q Report for the Fiscal Quarter Ended June 30, 2003, as filed on August 7, 2003).

5	Opinion of Duane Morris LLP.

23.1	Consent of Duane Morris LLP (included in its opinion filed as Exhibit 5).

23.2	Consent of KPMG LLP.

24	Power of Attorney (included on the signature pages hereto).

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on May 3, 2006.

eResearchTechnology, Inc.

By:	/s/ Joseph A. Esposito

Joseph A. Esposito
President and Chief Executive Officer

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Joel Morganroth, M.D. and Anna Marie Pagliaccetti, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person’s name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

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     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph A. Esposito Joseph A. Esposito	President, Chief Executive Officer and Director (Principal executive officer)	May 3, 2006
/s/ Joel Morganroth Joel Morganroth, M.D.	Chairman of the Board and Chief Scientific Officer	May 3, 2006

/s/ Bruce Johnson Bruce Johnson	Executive Vice President and Chief Financial Officer (Principal financial and accounting officer)	May 3, 2006
/s/ Sheldon M. Bonovitz Sheldon M. Bonovitz	Director	May 3, 2006

/s/ David D. Gathman David D. Gathman	Director	May 3, 2006
/s/ Gerald A. Faich Gerald A. Faich, M.D., M.P.H.	Director	May 3, 2006

/s/ Elam M. Hitchner Elam M. Hitchner	Director	May 3, 2006

/s/ John H. Park John H. Park	Director	May 3, 2006
/s/ Stephen S. Phillips Stephen S. Phillips	Director	May 3, 2006
/s/ Stephen M. Scheppmann Stephen M. Scheppmann	Director	May 3, 2006

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EXHIBIT INDEX

(Pursuant to Item 601 of Regulation S-K)

Exhibit No.	Exhibit	Reference

5	Opinion of Duane Morris LLP	Filed herewith

23.1	Consent of Duane Morris LLP (included in its opinion filed as Exhibit 5)	Filed herewith

23.2	Consent of KPMG LLP	Filed herewith

24	Power of Attorney (see page 3 of this Registration Statement)	Filed herewith